Principal Variable Contracts Funds, Inc.
POWER OF ATTORNEY
The member of the board of directors whose signature appears below, hereby constitutes and appoints Michael
J. Beer, David J. Brown, Jill R. Brown, Ernest H. Gillum, Michael D. Roughton, and Beth C. Wilson, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable Principal Variable
Contracts Funds, Inc. (“PVC”) to comply with the Investment Company Act of 1940, as amended, and the
Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the
Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the following registration statements and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of PVC any and all such registration statements and amendments filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof:

A registration statement on Form N-14 relating to (1) PVC Short-Term Bond Account into PVC Short-Term
Income Account, (2) PVC Government & High Quality Bond Account into PVC Mortgage Securities Account, (3)
PVC MidCap Value Account II into PVC MidCap Blend Account, (4) PVC MidCap Growth Account I into PVC
MidCap Blend Account, and (5) PVC International SmallCap Account into PVC Diversified International Account to be filed with the Securities and Exchange Commission in April 2010 or as soon thereafter as practicable.

Date:	March 8, 2010

/s/ E. Ballantine		/s/ K. Blake
E. Ballantine		K. Blake

/s/ C. Damos		/s/ N. M. Everett
C. Damos		N. M. Everett

/s/ R. W. Gilbert		/s/ M. A. Grimmett
R. W. Gilbert		M. A. Grimmett

/s/ F. S. Hirsch		/s/ W. C. Kimball
F. S. Hirsch		W. C. Kimball

/s/ B. A. Lukavsky		/s/ W. Papesh
B. A. Lukavsky		W. Papesh

/s/ D. Pavelich
D. Pavelich